                                                                  EXHIBIT (p)(3)

                       NATIONWIDE ADVISORY SERVICES, INC.
                                 CODE OF ETHICS


         The Board of Directors (the "Board") of Nationwide Advisory Services, Inc. (the "Adviser" or "NAS") has adopted this Code of Ethics, in accordance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended, (the "Act"). The Rule makes it unlawful for certain employees of NAS, in connection with the purchase or sale by such persons of securities held or to be acquired by any Client (defined below):

         (1) to employ a device, scheme or artifice to defraud a Client;

         (2) to make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Client; or

         (4) to engage in a manipulative practice with respect to a Client.

         While affirming its confidence in the integrity and good faith of all of its employees, officers and directors, NAS recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by the Clients. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of the Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any NAS Client.

         A. DEFINITIONS

         (1) "Access Person" means any director (excluding any director who is not also an officer of NAS or its affiliates), officer or Advisory Person of NAS (defined immediately below). With regard to investment company Clients for whom NAS acts only as principal underwriter, the term "Access Person" shall include any director or officer who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the investment company Client, or whose regular functions or duties relate to the making of any recommendation to an investment company Client regarding the purchase or sale of Covered Securities.

         (2) "Advisory person" means (a) any employee of NAS (or of any company in a control relationship to NAS) who, in connection with his or her regular functions or duties, normally makes, participates in, or obtains current information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to NAS who obtains current information concerning recommendations made to a Client with regard to the purchase or sale of a Covered Security by a Client.

         (3) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Covered Security. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household. Also, for purposes of this Code of Ethics, the determination of direct or indirect beneficial ownership shall apply to all Covered Securities that an Access Person has or acquires.

         (4) "Client" means (a) any investment company registered under the Act or any series of a registered investment company for whom NAS acts as investment adviser, sub-adviser or principal underwriter or (b) any separately managed investment account which is advised by NAS.

         (5) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

         (6) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies.

         (7) "Investment Personnel" means (a) Portfolio Managers who are employees of NAS as well as any other person such as a securities analyst and/or trader who is an employee of NAS (or of any company in a control relationship to NAS) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Client's purchase or sale of Covered Securities (including providing information and advice to Portfolio Managers or helping with the execution of a Portfolio Managers' decisions) or (b) any natural person who controls a NAS and who obtains information concerning recommendations to a Client regarding the purchase or sale of Covered Securities by a Client.

         (8) "Portfolio Managers" means those individuals entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

         (9) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (10) "Security held or to be acquired" by the a Client means any Covered Security which, within the most recent 15 days, (a) is or has been held by a Client; (b) is being or has been considered for purchase by a Client or NAS for purchase by a Client; and (c) any option to purchase or sell, and any Covered Security which is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

         B. STATEMENT OF GENERAL PRINCIPLES

         It is the duty of all directors, officers and employees to place the interests of NAS' Clients and their shareholders, first at all times. Consistent with that duty, all Access Persons and Investment Personnel of NAS must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of NAS' Clients; and (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility.

         THIS CODE OF ETHICS APPLIES TO TRANSACTIONS IN COVERED SECURITIES FOR YOUR PERSONAL ACCOUNTS OF ALL DIRECTORS, OFFICERS AND EMPLOYEES AND ADVISORY PERSONS OF NAS AND ANY OTHER ACCOUNTS IN WHICH THEY HAVE ANY BENEFICIAL OWNERSHIP. IF DIRECTORS, OFFICERS OR EMPLOYEES OF NAS BECOME AWARE OF MATERIAL NON-PUBLIC INFORMATION, OR IF A CLIENT IS ACTIVE IN A GIVEN COVERED SECURITY, SOME PERSONNEL MAY FIND THEMSELVES "FROZEN" IN A POSITION. NAS WILL NOT BEAR ANY LOSSES IN PERSONAL ACCOUNTS RESULTING FROM THE IMPLEMENTATION OF ANY PORTION OF THE CODE OF ETHICS.

         C. GENERAL PROHIBITIONS

         (1) All directors, officers and employees of NAS shall keep all information pertaining to Clients' portfolio transactions confidential. No person with access to Covered Securities holdings, recommendations or pending transactions should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances which would disclose this information to anyone who would not have access to such information in the normal course of events.

         (2) No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner which might prove detrimental to the interests of a Client.

         (3) No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.

         (4) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rule set forth above.

         D. PERSONAL TRADING RESTRICTIONS

         (1) Pre-clearance
             -------------

         Access Persons are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(8)) with the designated compliance personnel. Requests for pre-clearance must be made in writing on the Pre-clearance Request Form provided by the compliance officer. Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders. If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

         (2) Initial Public Offerings ("IPOs")
             ---------------------------------



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

         Investment Personnel are prohibited from acquiring any Covered Security in an IPO. Investment Personnel may, however, request and receive approval to participate in a conversion offering (as described in paragraph (m) of the NASD's Freeriding and Withholding Interpretation). In approving any such request, the onus for substantiating and documenting compliance with the provisions of paragraph (m) rests on the individual seeking approval. Also, notwithstanding proof of compliance with paragraph (m), approval may be withheld if the reviewing compliance personnel believes that an actual or potential conflict of interest exists with respect to any Client.

         (3) Private Placements
             ------------------

         Investment Personnel must obtain prior approval from the appropriate compliance officer before acquiring Covered Securities in a private placement. In determining whether to grant such prior approval, the appropriate officer shall determine (among other factors) whether the investment opportunity should be reserved for Client(s), and whether the opportunity is being offered to the individual by virtue of his or her relationship with any Client. Any Investment Personnel who have been authorized to acquire Covered Securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by or on behalf of a Client in such issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review the Client's decision to purchase that issuer's Covered Securities.

         (4) 60 Day Holding Period
             ---------------------

         Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within sixty
(60) calendar days. Trades made in violation of this policy should be unwound, if possible. In the event such trades cannot be unwound, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Client account or account of NAS.

         (5) Blackout Period
             ---------------

             (a) Same Day
                 --------

             Access Persons are prohibited from executing any personal Covered Securities transaction on a day on when a Client has a pending buy or sell order in that same Covered Security. This prohibition shall be lifted once the Client executes or withdraws its order for the Covered Security in question. However, directors of NAS who are not officers of NAS or any of its affiliates and who, on the day they execute a personal Covered Securities transaction, have no knowledge of what a Client is trading on that day, are not subject to the Same Day Blackout Period.

             (b)  Seven Day
                  ---------

             All Portfolio Managers are prohibited from executing any personal Covered Securities transactions within seven (7) calendar days before or after the day any Client advised by such person trades in that Covered Security.



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

             (c) Trades made in violation of these blackout periods should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Client account or the account of NAS.

         (6) Gifts
             -----

         No Investment Personnel shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Investment Personnel, do business or might do business with a Client or NAS. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment, for which the employee will reimburse the host; and
(c) other gifts of nominal cost.

         (7) Exempted Transactions
             ---------------------

         The prohibitions of Section (D)(4)-(5) of this Code of Ethics shall not apply to:

             (a) purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control;

             (b) purchases or sales which are nonvolitional(1) on the part of the Access Person, Investment Personnel or a Client;

             (c) purchases which are part of an automatic dividend reinvestment plan;

             (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         (8) Access Persons are generally required to obtain pre-clearance before executing any trade. However, in certain instances an Access Person is relieved from obtaining pre-clearance, but must report the transaction. In other instances, the Access Person is relieved of both of the duty to obtain pre-clearance and to report the transaction.

             (a) Access Persons, do not have to pre-clear the following transactions, but must report them:

                 (i) Stocks when the total purchase/sale of the particular
             issuer is 1,000 shares or fewer in a calendar quarter.

                 (ii) Option contracts on stock when the total purchase/sale of the contract is 1,000 shares or fewer of a particular issuer in any calendar quarter.



--------
(1) Nonvolitional purchases or sales include those transactions which do not involve a willing act or conscious decision on the part of the director, officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered nonvolitional.



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

                 (iii) Corporate debt Covered Securities(2) rated in the highest grades by any Nationally Rated Statistical Rating Organization if the purchase/sale is $25,000.00 or less per issue in any calendar quarter.

                 (iv) Municipal bonds if the purchase/sale is $25,000.00 or less per issue in any calendar quarter.

                 *PROVISION (8)(a) AND ITS SUB-PARTS DO NOT RELIEVE ACCESS
             PERSONS OF THEIR DUTY TO REPORT THE TRANSACTIONS DESCRIBED THEREIN. FURTHERMORE, THIS PROVISION DOES NOT APPLY TO TRANSACTIONS COVERED UNDER SECTIONS D(2) AND D(3).

                  (b) The following transactions are exempt from the prohibitions contained in this Code of Ethics, do not require prior clearance and do not have to be reported (securities which do not qualify as Covered Securities under this Code of Ethics are also exempt from these reporting requirements):

                      (i)   Variable annuities.

                      (iii) Oil, gas or other mineral leases.

                      (iv) Commodities, commodity contracts or futures contracts.

         (9) Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the appropriate compliance officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of Clients. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through "Chinese Wall" procedures.

         E. REPORTING, DISCLOSURE AND CERTIFICATION REQUIREMENTS

         (1) Initial Holdings Reports
             ------------------------

         All Access Persons shall disclose all personal Covered Securities holdings to the appropriate compliance officer upon commencing employment. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

                  (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or

----------

(2) Corporate debt Covered Securities which are rated in the highest grades have an extremely strong capacity to pay principal and interest. The following Corporate debt Covered Securities are considered to have the highest ratings:
(a) bonds rated AA or higher by Standard & Poor's Corporation; (b) bonds rated Aa or higher by Moody's Investors Service, Inc.; and bonds rated A or higher by Fitch or Duff.


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

         indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (c) the date that the report is submitted by the Access
         Person.

         All Access Persons currently employed by NAS shall submit an Initial Report to the appropriate compliance officer within ten days of the date of this Code of Ethics. All other Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

         (2) Quarterly Reports
             -----------------

                  (a) All Access Persons shall report to the appropriate compliance officer, the information described below in Sub-paragraph
         (2)(c) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security; provided, however, that all Access Persons shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or Covered Security transactions which are not eligible for purchase or sale by a Trust.

                  (b) Notwithstanding Section 2(a), an Access Person need not make a Quarterly Transaction Report if the information would duplicate information required to be reported under Rule 204(a)(12) under the Investment Advisers Act of 1940, as amended, or information contained in brokerage statements submitted by the Access Person to NAS (if all of the information required by the Quarterly Report is contained in the brokerage statement).

                  (c) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

                      (i) the date of the transaction, the title of the Covered Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                      (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                      (iii) the price at which the transaction was effected;

                      (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                      (v)   the date the report is submitted.


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


                  (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

                  (e) All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities accounts maintained by the Access Person to the appropriate compliance officer, on a timely basis. In addition, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

                      (i) the name of the broker, dealer or bank with whom the Access Person established the account;

                      (ii)  the date the account was established; and

                      (iii) the date the report is submitted.

         (3) Annual Holdings Reports
             -----------------------

         All Access Persons shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

                  (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

                  (c) the date that the report is submitted by the Access
         Person.

         (4) Certification of Compliance with Code of Ethics
             -----------------------------------------------

         All Access Persons shall certify annually that:

                  (a) they have read and understand the Code of Ethics and recognize that they are subject to its provisions;

                  (b) they have complied with the requirements of the Code of Ethics; and

                  (c) they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

         (5) Personal Brokerage Accounts
             ---------------------------


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         No director, officer or employee shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the appropriate compliance officer. In addition, all directors, officers and employees of NAS shall provide compliance personnel with a listing of all brokerage accounts in which the director, officer or employee has a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using Exhibits A or C, as applicable.

         (6) Review of Reports and Notification
             ----------------------------------

         NAS will appoint compliance personnel to review all brokerage account statements and Quarterly, Initial and Annual Reports to detect conflicts of interest and abusive practices. In addition, the appropriate compliance officer of NAS shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each person upon request.

         F. REPORTING OF VIOLATIONS TO THE BOARDS

         Any person, including the compliance officer, shall promptly report all violations and apparent violations of this Code of Ethics and the reporting requirements thereunder to the Board of the appropriate Trust.

         G. BOARD APPROVAL

         (1) Upon its adoption, the compliance officer shall submit a copy of the Code of Ethics to the Board of each investment company Client for which NAS serves as investment adviser, sub-adviser or principal underwriter for approval no later than September 1, 2000.

         (2) NAS is further required to obtain approval from each investment company Client for any material changes to this Code of Ethics within six (6) months of any such change.

         H. ANNUAL REPORTING OF NAS TO INVESTMENT COMPANY CLIENTS

         NAS shall prepare a written annual report relating to this Code of Ethics to the board of each investment company Client for which it acts as investment adviser, sub-adviser or principal underwriter. Such annual report shall:

         (1) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

         (2) identify any material violations requiring significant remedial action during the past year;

         (3) identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and


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


         (4) certify that NAS has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

         I. SANCTIONS
            ---------

         Upon discovering a violation of this Code, a Board may impose such sanctions as it deems appropriate, including, among other things, issuing a letter of censure or suspension or terminating the employment of the violator or referring the matter to the appropriate regulatory or governmental authority.

         J. RETENTION OF RECORDS
            --------------------

         The Adviser must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

         (1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

         (2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

         (3) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

         (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities, in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

         (6) A copy of each annual report required under Section H for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

Date: March 23, 2000





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


                                                                       EXHIBIT A

                                       NAS

                                 CODE OF ETHICS

                                 INITIAL REPORT

To the Compliance Officer of the NAS:

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for the NAS.

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and Covered Securities held or to be acquired by any such Client.

         4. As of the date below I had a direct or indirect beneficial ownership in the following Covered Securities:

                                                             Dollar Amount        Type of Interest
      Title of Security             Number of Shares        of Transaction      (Direct or Indirect)
      -----------------             ----------------        --------------      --------------------














                  5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

           Name of Broker, Bank or Dealer with Whom
                      Account Maintained               Date Established
                      ------------------               ----------------







Name:
     --------------------------------
Title:
      -------------------------------
Date Report Submitted:
                      ---------------




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


                                                                       EXHIBIT B
                                       NAS

                                 CODE OF ETHICS

                    Quarterly Securities Transactions Report
                    For the Calendar Quarter Ended: _________

To the Compliance Officer of the NAS:

         During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by NAS.

=======================================================================================================================

                                           INTEREST RATE        DOLLAR          NATURE OF                 BROKER/
   TITLE OF        DATE OF       NO. OF     AND MATURITY       AMOUNT OF       TRANSACTION     PRICE       DEALER
   SECURITY      TRANSACTION     SHARES       DATE (if        TRANSACTION    (Purchase, Sale,         OR BANK THROUGH
                                            applicable)                           Other)               WHOM EFFECTED
-----------------------------------------------------------------------------------------------------------------------

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


                                       13